UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2010

DIVERSIFIED RESTAURANT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53577	03-0606420
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27680 Franklin Road Southfield, MI	48034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 223-9160

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On Thursday, August 5, 2010, Anker, Inc., a wholly-owned subsidiary of Diversified Restaurant Holdings, Inc. (the “Company”), received notice that the exercise of its franchise renewal option on the restaurant located at 3190 Silver Lake Road, Fenton, MI 48430 (the “Fenton Location”) had been approved by its franchisor, Buffalo Wild Wings International, Inc. (“BWWI”). As such, Anker, Inc. entered into a Buffalo Wild Wings Franchise Agreement (the “Franchise Agreement”) and a Renewal Addendum to Buffalo Wild Wings Franchise Agreement (the “Renewal Addendum”), both dated July 29, 2010, for the purpose of continuing to operate the Fenton Location.

The Franchise Agreement was executed for the purpose of updating the original agreement (executed on October 10, 2000) to conform to BWWI’s new franchise agreement standards. The Renewal Addendum was executed to extend the term of the newly executed Franchise Agreement. The Franchise Agreement is guaranteed by the Company and T. Michael Ansley, who is President, CEO, Chairman of the Board of Directors, and a principal shareholder of the Company. The franchisor is:

Buffalo Wild Wings International, Inc.
5500 Wayzata Blvd., Suite 1600
Minneapolis, MN 55416

The Renewal Addendum extends the term of the Franchise Agreement to April 30, 2021 and does not provide for any renewal options. The Renewal Addendum also requires that a remodel of the premises, to bring the restaurant up to now-current standards, be completed by August 31, 2011.

The Franchise Agreement does not require any renewal or franchise fees. The Franchise Agreement requires an ongoing royalty fee that is measured as a percentage of gross sales and is payable weekly. The royalty fee is fixed at 5% for the first half of the renewal term and may not be increased by more than 1/2% during the second half of the renewal term.

The Franchise Agreement also contains an advertising fee of 3% of gross sales and is payable weekly. BWWI may increase the advertising fee upon 60 days prior notice. However, the advertising fee may not be increased more than 1/2% during any given year and the advertising fee may not exceed 4% of gross sales during the renewal term.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant

The information required by Item 2.03 is included in Item 1.01 above and is incorporated by reference herein.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

Dated: August 11, 2010	By:	/s/ David G. Burke

	Name:	David G. Burke
	Title:	Principal Financial Officer and Treasurer

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